UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

---------------------------------------X
IN RE                                  :
                                       :
WILLIAMS COMMUNICATIONS GROUP,         :         CHAPTER 11 CASE NO.
INC. AND CG AUSTRIA, INC.,             :         02-11957 (BRL)
                                       :         (JOINTLY ADMINISTERED)
         DEBTORS.                      :
---------------------------------------X



--------------------------------------------------------------------------------

              FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION
           OF WILLIAMS COMMUNICATIONS GROUP, INC. AND CG AUSTRIA, INC.

--------------------------------------------------------------------------------




                                       JONES, DAY, REAVIS & POGUE
                                       222 East 41st Street
                                       New York, New York 10017
                                       (212) 326-3939
                                       Corinne Ball, Esq. (CB - 8302)
                                       Erica M. Ryland, Esq. (ER - 2057)
                                       Counsel to the Debtors and
                                          Debtors in Possession

                                       KIRKLAND & ELLIS
                                       153 East 53rd Street
                                       New York, New York 10022-4675
                                       (212) 446-4800
                                       James H. M. Sprayregen, Esq.
                                       Richard L. Wynne, Esq.
                                       Counsel to the Official Committee of
                                          Unsecured Creditors

                                       SCHULTE ROTH & ZABEL LLP
                                       919 Third Avenue
                                       New York, New York 10022
                                       (212) 756-2000
                                       Michael L. Cook, Esq.
                                       Michael R. Littenberg, Esq.
                                       Counsel to Leucadia National Corporation



Dated: July 26, 2002

ARTICLE I DEFINITIONS AND INTERPRETATION.........................................................................1

         Section 1.1       Definitions...........................................................................1
         Section 1.2       Interpretation.......................................................................11
         Section 1.3       Application of Definitions and Rules of Construction Contained in the
                           Bankruptcy Code......................................................................11
         Section 1.4       Other Terms..........................................................................11
         Section 1.5       Plan Schedules and Plan Documents....................................................11


ARTICLE II CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS..........................................11

         Section 2.1       No Classification of Administrative Claims and Priority Tax Claims...................11
         Section 2.2       Treatment of Administrative Claims...................................................12
         Section 2.3       Treatment of Priority Tax Claims.....................................................13
         Section 2.4       Classification and Treatment of Claims and Equity Interests Classified...............13
         Section 2.5       Maximum Distribution.................................................................14
         Section 2.6       Lock-Up Noteholder Consideration Shares..............................................15
         Section 2.7       Separate Classification of Claims....................................................15
         Section 2.8       Classification Rules.................................................................15
         Section 2.9       Impairment Controversies.............................................................15
         Section 2.10      Confirmation Without Acceptance by All Impaired Classes..............................15
         Section 2.11      Treatment of Executory Contracts and Unexpired Leases................................15


ARTICLE III The TWC Settlement..................................................................................17

         Section 3.1       Implementation of TWC Settlement Agreement...........................................17
         Section 3.2       TWC Contributed Distribution.........................................................17
         Section 3.3       Channeling Injunction................................................................17


ARTICLE IV CONFIRMATION OF THE PLAN.............................................................................18

         Section 4.1       Conditions Precedent to Confirmation of the Plan.....................................18
         Section 4.2       Conditions Precedent to the Occurrence of the Effective Date.........................18
         Section 4.3       Waiver of Conditions.................................................................19
         Section 4.4       Effect of Confirmation of the Plan...................................................19


ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN..................................................................23

         Section 5.1       Corporate Existence..................................................................23
         Section 5.2       Governance...........................................................................23
         Section 5.3       The New Charter; New Bylaws, Amended Old WCG Charter and the Amended Old WCG
                           Bylaws...............................................................................24
         Section 5.4       Effectuating Documents...............................................................24
         Section 5.5       Transactions on the Effective Date...................................................24


ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS AND FOR RESOLVING AND TREATING CONTESTED CLAIMS...................25

         Section 6.1       Powers and Duties of the Disbursing Agent............................................25
         Section 6.2       Disbursing Agent/Residual Trustee....................................................25
         Section 6.3       Means of Cash Payment................................................................25
         Section 6.4       Delivery of Distributions............................................................26
         Section 6.5       Surrender of Notes, Instruments, and Securities......................................26

         Section 6.6       Expenses Incurred On or After the Effective Date and Claims of the Disbursing
                           Agent and the Residual Trustee.......................................................26
         Section 6.7       Time Bar to Cash Payments............................................................26
         Section 6.8       Exculpation of the Disbursing Agent..................................................27
         Section 6.9       No Distributions Pending Allowance...................................................27
         Section 6.10      Objection Deadline...................................................................27
         Section 6.11      Prosecution of Objections............................................................27
         Section 6.12      Estimation of Claims.................................................................27
         Section 6.13      Indenture Trustees as Claim Holder...................................................28


ARTICLE VII RETENTION OF JURISDICTION...........................................................................28

         Section 7.1       Scope of Jurisdiction................................................................28


ARTICLE VIII MISCELLANEOUS PROVISIONS...........................................................................29

         Section 8.1       Payment of Statutory Fees............................................................29
         Section 8.2       No Interest or Attorneys' Fees.......................................................29
         Section 8.3       Modifications to the Plan............................................................29
         Section 8.4       Revocation of Plan...................................................................29
         Section 8.5       Exemption From Transfer Taxes........................................................30
         Section 8.6       Setoff Rights........................................................................30
         Section 8.7       Compliance with Tax Requirements.....................................................30
         Section 8.8       Recognition of Guaranty Rights.......................................................30
         Section 8.9       Compliance With All Applicable Laws..................................................30
         Section 8.10      Binding Effect.......................................................................30
         Section 8.11      Notices..............................................................................30
         Section 8.12      Governing Law........................................................................31
         Section 8.13      Severability.........................................................................31

         Williams Communications Group, Inc., a Delaware corporation ("WCG") and CG Austria, Inc., a Delaware corporation ("CG Austria"), each as a debtor and debtor-in-possession (collectively, the "Debtors"), the official committee (the "Committee") of unsecured creditors appointed in the above-captioned chapter 11 cases (the "Chapter 11 Cases"), and Leucadia National Corporation, a New York corporation ("Leucadia") propose the following chapter 11 plan pursuant to section 1121(a) of the Bankruptcy Code:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1       DEFINITIONS.

         The capitalized terms used herein shall have the respective meanings set forth below:

         (1) "Adequate Protection Claim" means any and all claims of the Lenders or the Administrative Agent arising under paragraph 3 of the Cash Collateral Order.

         (2) "Administrative Agent" means Bank of America, N.A., in its capacity as administrative agent under the WCL Credit Documents, or any successor administrative agent.

         (3) "Additional Settlement Transactions" means execution, delivery and performance under the agreements annexed to the Settlement Agreement, other than the Leucadia Investment Agreement, the Leucadia Claims Purchase Agreement, and the Building Purchase Agreement.

         (4) "Administrative Claim" means a claim against a Debtor or its Estate arising on or after the Petition Date and prior to the Effective Date for a cost or expense of administration in the Chapter 11 Cases, that is entitled to priority or superpriority under sections 503(b), 507(a)(1), or 507(b) of the Bankruptcy Code, or paragraph 3 of the Cash Collateral Order including, without limitation, (a) such of the TWC Continuing Contract Claims that are against a Debtor or its Estate, and (b) the Indenture Trustee Fees.

         (5) "ADP Claims" means the Causes of Action of TWC against any Person arising from WCL's use or acquisition of the property described in that certain Amended and Restated Participation Agreement, dated as of September 2, 1998, among Williams Communications, Inc., State Street Bank and Trust Company of Connecticut, National Association, as trustee, and the other parties named therein.

         (6)      "Affiliate" means each direct and indirect subsidiary of WCG.

         (7)      "Allowed," when used

                  (a) with respect to any Claim other than an Administrative Claim means any Claim that is not a Disallowed Claim and (i) to the extent it is not a Contested Claim as of the Effective Date; (ii) to the extent it may be set forth pursuant to any stipulation or agreement that has been approved by Final Order; (iii) to the extent it is a Contested Claim as of the Effective Date, proof of which was filed timely with the Bankruptcy Court, and (A) as to which no objection was filed by the Objection Deadline, or (B) as to which an objection was filed by the Objection Deadline, to the extent allowed by a Final Order; or (iv) which otherwise becomes an Allowed Claim as provided herein or in the TWC Settlement Approval Order; and

                  (b) with respect to an Administrative Claim, means an Administrative Claim that has become "Allowed" pursuant to the procedures set forth herein.

         (8) "Asset" means all of a Debtor's property, rights, and interests that are property of a Debtor's Estate pursuant to section 541 of the Bankruptcy Code.

         (9) "Available Proceeds" means the amount of Cash received at any time by WCG from its liquidation of Residual Assets, after the indefeasible payment in full in Cash of (a) all amounts outstanding under the Restated Credit Documents, (b) the reasonable costs and expenses associated with the liquidation (including, without limitation, the payment of any taxes, assessments, insurance premiums, repairs, legal fees and costs, rent, storage and sales commissions), and (c) if applicable, the reasonable costs and expenses associated with the Residual Trust as agreed to by the Administrative Agent.

         (10) "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified at title 11 of the United States Code and as applicable to the Chapter 11 Cases.

         (11) "Bankruptcy Court" means the United States District Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases and, to the extent any reference is made pursuant to section 157 of title 28 of the United States Code, the Bankruptcy Court unit of such District Court, or any court having competent jurisdiction to hear appeals or certiorari petitions therefrom, or any successor thereto that may be established by an act of Congress or otherwise, and that has competent jurisdiction over the Chapter 11 Cases.

         (12) "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to section 2075 of title 28 of the United States Code and as applicable to the Chapter 11 Cases.

         (13) "Building Purchase Agreement" means the agreement dated as of July 26, 2002, annexed to the TWC Settlement Agreement, which shall be filed with the Bankruptcy Court as a Plan Document, pursuant to which, as a component of the TWC Settlement, WTC shall purchase the Building Purchase Assets from WHBC.

         (14) "Building Purchase Assets" means all of the real and personal property being acquired by WTC pursuant to the Building Purchase Agreement, including WCG's headquarters building.

         (15) "Building Purchase Collateral Documents" means the documents, instruments, agreements, and mortgages granting to WHBC a first lien and security interest in and to all Building Purchase Assets to secure payment of the Building Purchase Note, all of which shall be filed with the Bankruptcy Court as Plan Documents.

         (16) "Building Purchase Note" means the 10-year promissory note made payable (with full recourse) to WHBC by WTC and New WCG (as co-makers) and guaranteed by WCL, in the original principal amount of $100 million (subject to reduction upon certain Dispositions as provided in the Building Purchase Agreement), with interest at the rate of 7% per annum and principal to be amortized on the basis of a 30-year schedule, which note shall be filed with the Bankruptcy Court as a Plan Document.

         (17) "Business Day" means any day except Saturday, Sunday, or a "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

         (18)     "Cash" means legal tender of the United States of America.

         (19) "Cash Collateral Order" means that certain order entered by the Bankruptcy Court on May 17, 2002, authorizing the Debtors' limited use of the Lenders' cash collateral.

         (20) "Causes of Action" means all rights, claims, causes of action, defenses, debts, demands, damages, obligations, and liabilities of any kind or nature under contract, at law or in equity, known or unknown, contingent or matured, liquidated or unliquidated, and all rights and remedies with respect thereto, including, without limitation, causes of action arising under chapter 5 of the Bankruptcy Code or similar state statutes.

         (21)     "Channeling Injunction" has the meaning set forth in Section
                  3.3. herein.

         (22) "Chapter 11 Cases" has the meaning set forth in the introductory paragraph of the Plan.

         (23) "Claim" means any Cause of Action against a Debtor or its Estate arising prior to the Petition Date.

         (24) "Class 5/6 Channeled Actions" means all Causes of Action of holders of Class 5 Senior Redeemable Notes Claims and Class 6 Other Unsecured Claims, acting in such capacity, against a TWC Releasee or a WCG Indemnitee (except for Causes of Action to enforce any obligation of a TWC Releasee or WCG Indemnitee under the Plan, a Plan Document, or the TWC Settlement Agreement) that is based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Effective Date.

         (25) "Class 5 Ballot Disapproval" means the receipt of Ballots from holders of a majority in number or more than one-third in amount of Allowed Class 5 Claims indicating that such holders disapprove of the issuance of Lock-Up Consideration Shares to Lock-Up Noteholders.

         (26)     "Collateral" means any Asset subject to a lien.

         (27) "Committee" has the meaning set forth in the introductory paragraph of the Plan.

         (28) "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket with respect to the Chapter 11 Cases and all other conditions to confirmation of the Plan set forth herein have been satisfied or waived.

         (29) "Confirmation Hearing" means the hearing held by the Bankruptcy Court, as it may be continued from time to time, to consider confirmation of the Plan.

         (30) "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan in form and substance acceptable to the Proponents, TWC, and the Administrative Agent.

         (31)     "Contested," when used with respect to a Claim, means a Claim
                  (a) that is not listed in the Schedules; (b) that is listed in the Schedules, but was scheduled as (i) disputed, contingent, or unliquidated (whether in whole or in part); or (ii) undisputed, liquidated, and not contingent if a proof of claim has been filed with the Bankruptcy Court (but only to the extent the proof of claim is of a different nature than (i.e., secured, unsecured, priority, administrative, etc.), or exceeds the amount of, the Claim listed in the Schedules); or
                  (c) as to which an objection has been filed before the Objection Deadline, provided, that a Claim that is Allowed by Final Order or pursuant to the Plan shall not be a Contested Claim.

         (32) "Debtors" has the meaning set forth in the introductory paragraph of the Plan.

         (33) "Declaration of Trust" means the declaration of trust to be executed and delivered by WCG and accepted by the Residual Trustee on the Effective Date in substantially the form filed by the Debtors with the Bankruptcy Court as a Plan Document.

         (34) "Disallowed," when used with respect to a Claim, means a Claim that has been disallowed by a Final Order.

         (35) "Disbursing Agent" means New WCG or another entity appointed by New WCG to act as Disbursing Agent hereunder.

         (36) "Disclosure Statement" means the disclosure statement with respect to the Plan, together with all exhibits and annexes thereto and any amendments or modifications thereof, as approved by the Bankruptcy Court as containing adequate information in accordance with section 1125 of the Bankruptcy Code.

         (37) "Distribution Date" means, with respect to a particular Claim, the later of the Effective Date or the date on which such Claim becomes an Allowed Claim.

         (38) "Effective Date" means the date upon which the transactions contemplated herein are consummated, which shall be a Business Day selected by the Debtors, with the consent of the Proponents and TWC, after the first Business Day (a) which is ten (10) days after the Confirmation Date, (b) on which the Confirmation Order is not stayed, and (ii) on which all conditions to the entry of the Confirmation Order and the occurrence of the Effective Date have been satisfied or waived as provided herein.

         (39) "Equity Interest" means any share or other instrument evidencing a stock ownership interest in a Debtor, whether or not transferable or denominated "stock", or similar security, and any options, warrants, convertible security, or other rights to acquire such shares or other instruments, or any legal, equitable, or contractual Claim arising therefrom, including but not limited to Claims arising from rescission of the purchase or sale of an Equity Interest, for damages arising from the purchase or sale of an Equity Interest, or for reimbursement or contribution on account of such claim.

         (40)     "Estate" means the estate of a Debtor created pursuant to
                  section 541 of the Bankruptcy Code.

         (41) "Estate Causes of Action" means all Causes of Action of the Estates against any Person.

         (42) "Fee Application" means an application or other request for compensation or reimbursement of expenses incurred in connection with the Chapter 11 Cases of a Professional Person under sections 328, 330, or 503 of the Bankruptcy Code.

         (43) "Fee Claim" means a Claim under sections 328, 330, or 503 of the Bankruptcy Code for compensation and reimbursement of expenses incurred in connection with the Chapter 11 Cases.

         (44) "Final Order" means (a) an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or other proceedings for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or, (b) in the event that an appeal, petition for certiorari, or motion for reargument or rehearing has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed or from which reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal, petition for certiorari or other proceedings for reargument or rehearing shall have expired; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Rule 7024 of the Bankruptcy Rules may be filed with respect to such order.

         (45) "Indenture Trustees" means Wells Fargo Bank, National Association, as successor to The Bank of New York, as trustee pursuant to the Senior Reset Note Indenture, and Wilmington Trust Company, as successor to The Bank of New York, as trustee pursuant to the Senior Redeemable Notes Indenture.


         (46) "Indenture Trustee Charging Lien" means any lien or other priority in payment to which the Indenture Trustees are entitled (pursuant to the Senior Reset Note Indenture or the Senior Redeemable Notes Indenture, respectively, or otherwise) against distributions to be made to the holders of Senior Reset Note Claims and Senior Redeemable Notes Claims for the payment of any Indenture Trustee Fees.

         (47) "Indenture Trustee Fees" means the reasonable compensation, fees, expenses, disbursements, advances and indemnity claims, including, without limitation, attorneys' and agents' fees, expenses, and disbursements, incurred by the Indenture Trustees, whether prior to or after the Petition Date and whether prior to or after the consummation of the Plan and the occurrence of the Effective Date.

         (48) "Leucadia" has the meaning set forth in the introductory paragraph of the Plan.

         (49) "Leucadia Claims Distribution" means shares of New WCG Common Stock which shall be issued to Leucadia pursuant to the TWC Settlement Agreement and the Plan in respect of the TWC Assigned Claims, in an amount that is equal to the difference between (a) 24.55% of the New Equity and (b) one half of the percentage of New Equity issued to holders of Liquidated Securities Holder Claims, if any, from the Securities Holder Channeling Fund pursuant to the Securities Holder Channeling Fund Distribution Procedures.

         (50) "Leucadia Claims Purchase Agreement" means that certain Purchase and Sale Agreement dated as of July 26, 2002 by and between TWC and Leucadia annexed to the TWC Settlement Agreement, which shall be filed with the Bankruptcy Court as a Plan Document, pursuant to which, as a component of the TWC Settlement, Leucadia has agreed to purchase, and TWC has agreed to sell, certain rights associated with the TWC Assigned Claims for $180 million in Cash.

         (51) "Leucadia Investment Agreement" means that certain Investment Agreement dated as of July 26, 2002 by and between WCG and Leucadia (together with certain other documents and agreements executed in connection therewith) annexed to the TWC Settlement Agreement, which shall be filed with the Bankruptcy Court as Plan Documents, pursuant to which, as a component of the TWC Settlement, Leucadia has agreed to make the New Investment.

         (52) "Leucadia Investment Distribution" means 20.45% of the New Equity, which shall be issued to Leucadia pursuant to the Leucadia Investment Agreement in exchange for the New Investment.

         (53) "Lenders" means the "Lenders" as such term is defined under the WCL Credit Agreement.

         (54) "Liquidated Securities Holder Claim" means a Securities Holder Claim that becomes entitled to recovery from the Securities Holder Channeling Fund pursuant to the Securities Holder Channeling Fund Distribution Procedures.

         (55) "Lock-Up Consideration Shares" means shares of New WCG Common Stock equal to 5% of the difference between (a) 55% of the New Equity and (b) one half of the percentage of New Equity issued to holders of Liquidated Securities Holder Claims, if any, from the Securities Holder Channeling Fund pursuant to the Securities Holder Channeling Fund Distribution Procedures.

         (56) "Lock-Up Noteholder Shares" means, with respect to a particular Lock-Up Noteholder, the Lock-Up Consideration Shares multiplied by a fraction, the numerator of which is the aggregate principal amount of Senior Redeemable Notes listed on such Lock-Up Noteholder's signature page to the Restructuring Agreement, and the denominator of which is the aggregate principal amount of Senior Redeemable Notes listed on all of the signature pages to the Restructuring Agreement of all of the Lock-Up Noteholders.

         (57) "Lock-Up Noteholders" means the holders of Senior Redeemable Notes who signed the Restructuring Agreement on or before April 22, 2002.

         (58) "New Bylaws" means the Bylaws of New WCG substantially in the form filed as a Plan Document.

         (59) "New Charter" means the Certificate of Incorporation for New WCG substantially in the form filed as a Plan Document.

         (60) "New Equity" means the shares of New WCG Common Stock to be issued under the Plan.

         (61) "New Investment" means the purchase of New WCG Common Stock by Leucadia for $150 million in Cash pursuant to the Leucadia Investment Agreement.

         (62) "New WCG" means a corporation that is to be incorporated under the laws of the State of Nevada and pursuant to the Plan.

         (63) "New WCG Common Stock" means shares of fully paid and non-assessable Class A common stock of New WCG, par value $0.01 per share.

         (64) "New WCG Guarantee" means the guarantee by New WCG of WCL's obligations under the Restated Credit Documents, in substantially the form filed as a Plan Document.

         (65) "Objection Deadline" means the deadline for filing objections to Claims as set forth in Section 6.10 of the Plan.

         (66)     "Old WCG" means WCG on and after the Effective Date.

         (67) "Other Secured Claim" means any Secured Claim that is not a Secured Guarantee Claim.

         (68) "Other Unsecured Claim" means any Claim that is not an Administrative Claim, a Priority Non-Tax Claim, a Priority Tax Claim, a Secured Claim, a TWC Assigned Claim, a Senior Redeemable Notes Claim, a Subordinated Claim, or a Claim held by an Affiliate.

         (69) "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity, or political subdivision thereof, or any other entity.

         (70) "Petition Date" means April 22, 2002, the date on which the Chapter 11 Cases were commenced.

         (71) "Plan" means this chapter 11 plan, the Plan Schedules, the Plan Documents, and all supplements, appendices, and schedules thereto, either in their present form or as any of them may be amended, restated, or modified from time to time, as permitted herein and by the TWC Settlement Agreement.

         (72) "Plan Documents" means the documents that aid in effectuating the Plan specifically identified herein, including but not limited to, the New Charter, the New Bylaws, the Plan Schedules, the TWC Settlement Agreement, the Building Purchase Agreement, the Building Purchase Collateral Documents, the Building Purchase Note, the Leucadia Investment Agreement, and the Leucadia Claims Purchase Agreement, each in the form filed with the Bankruptcy Court pursuant to Section 5.4 of the Plan.

         (73) "Plan Schedules" means the schedules to the Plan in the form filed as a Plan Document.

         (74) "Prepetition Secured Guarantee" means, collectively, the guarantees of WCL's obligations under the WCL Credit Agreement
                  (a) by WCG pursuant to Article 9 of the WCL Credit Agreement; and (b) by CG Austria pursuant to that certain Subsidiary Guarantee Supplement dated November 3, 1999.

         (75) "Prepetition Secured Guarantee Claim" means a Claim with respect to the Prepetition Secured Guarantee.

         (76) "Pre-Spin Services Agreement" means the Administrative Services Agreement, dated September 30, 1999, by and between certain of the TWC Entities, WCG, and certain of the Affiliates.

         (77) "Pre-Spin Services Claims" means all Causes of Action of the TWC Entities against any Person arising under the Pre-Spin Services Agreement.

         (78) "Priority Non-Tax Claim" means any Claim accorded priority in right of payment under section 507(a)(3), (4), (5), (6), or
                  (7) of the Bankruptcy Code.

         (79) "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

         (80) "Professional Person" means a Person retained or to be compensated pursuant to sections 327, 328, 330, 503(b), or 1103 of the Bankruptcy Code.

         (81)     "Proponents" means the Debtors, the Committee, and Leucadia.

         (82) "Pro Rata Share" means the proportion that the amount of an Allowed Claim bears to the aggregate amount of all Claims in Classes 5 and 6, including Contested Claims, but not including Disallowed Claims.

         (83) "Released Lender Parties" means the Administrative Agent, the Lenders, the other Agents (as defined in the WCL Credit Agreement) and the Issuing Banks (as defined in the WCL Credit Agreement), and each of their respective present or former directors, officers, employees, attorneys, accountants, underwriters, investment bankers, financial advisors, and agents, acting in such capacity.

         (84) "Reorganized CG Austria" means CG Austria, from and after the Effective Date.

         (85) "Residual Assets" means, with the exception of any Causes of Action against or equity interests in any Affiliate, any and all Assets of WCG, including, but not limited to, any and all Causes of Action against any Person other than an Affiliate.

         (86) "Residual Claims" means the Claims assigned to the Residual Trust pursuant to the provisions herein, but only to the extent the amount of such assigned Claims exceeds the value, as of the Effective Date, of the New WCG Common Stock distributed to the Residual Trust.

         (87) "Residual Share" means the authorized capital stock of Old WCG, which shall consist of a single share of common stock, $0.01 par value.

         (88) "Residual Trust" means the grantor trust to be created on the Effective Date to hold the equity interests in Old WCG for the benefit of holders of Allowed Claims in Classes 5, and 6.

         (89) "Residual Trustee" means the Person appointed by the Administrative Agent pursuant to the Declaration of Trust to serve as trustee of the Residual Trust.

         (90) "Restated Credit Agreement" means the WCL Credit Agreement as amended or amended and restated in a manner that is consistent with the requirements of Section 2 of the Restructuring Agreement, in the form filed as a Plan Document.

         (91) "Restated Credit Documents" means the WCL Credit Documents and all other agreements, instruments and documents executed in connection therewith, each as amended or amended and restated in a manner that is consistent with the requirements of
                  Section 2 of the Restructuring Agreement, in the form filed as a Plan Document.

         (92) "Restated Guarantee" means the Prepetition Secured Guarantee as amended or amended and restated pursuant to the Plan and the Restated Credit Agreement.

         (93) "Restructuring Agreement" means that certain agreement, dated as of April 19, 2002, among the Debtors, WCL, certain Affiliates, the Lenders who are signatories thereto, and the holders of Senior Redeemable Notes Claims who are signatories thereto, a copy of which agreement is attached as an Exhibit to the Disclosure Statement.

         (94) "SBC" means SBC Communications, Inc., and each of its direct an indirect subsidiaries.

         (95) "SBC Authorization" means either the SBC Consent or an order of a court of competent jurisdiction in form and substance reasonably satisfactory to Leucadia and WCG providing that SBC does not and will not have a right to terminate the Master Alliance Agreement between SBC and WCL dated

                  February 12, 1999, by reason of (a) the transactions contemplated by the Leucadia Investment Agreement and the Leucadia Claims Purchase Agreement; (b) the transactions contemplated by the Plan; and (c) the Spin-Off.

         (96) "SBC Consent" means the consent by SBC to (a) the transactions contemplated by the Leucadia Investment Agreement and the Leucadia Claims Purchase Agreement; (b) the transactions contemplated by the Plan; and (c) the Spin-Off, in form and substance reasonably satisfactory to the Committee, Leucadia, and WCG.

         (97) "Schedules" means the Debtors' schedules of assets and liabilities and the statements of financial affairs on file with the Bankruptcy Court pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules and statements have been or may be supplemented or amended from time to time.

         (98) "Secured Claim" means (a) a Claim secured by a lien on any Asset, which lien is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or other applicable non-bankruptcy law, but only to the extent of the value of the Collateral that secures payment of the Claim; (b) a Claim that is subject to a valid right of setoff under section 553 of the Bankruptcy Code; and
                  (c) a Claim Allowed under the Plan as a Secured Claim.

         (99) "Securities Holder" means all current and former holders of securities issued by the WCG Entities (and all options, agreements, and derivatives thereof) acting in such capacity, provided, however, that "Securities Holder" shall not include holders of Allowed Claims in Classes 5 and 6 under the Plan, acting in such capacity.

         (100) "Securities Holder Channeled Action" means any Cause of Action of a Securities Holder against a WCG Indemnitee that is based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Effective Date.

         (101) "Securities Holder Channeling Fund" means (a) the right to receive up to 2% of the New WCG Common Stock (on a fully-diluted basis), to the extent that holders of Securities Holder Channeled Actions become entitled to receive such stock pursuant to the Securities Holder Channeling Fund Distribution Procedures; and/or (b) any recoveries that can be obtained from officer/director liability insurance policies of the Company that cover officers and directors of the Company or the Company's obligation to indemnify its officers and directors.

         (102) "Securities Holder Channeling Fund Distribution Procedures" means the procedures set forth in a Plan Document for distributions from the Securities Holder Channeling Fund providing, among other things, that all recoveries from the Securities Holder Channeling Fund shall be pro rata based on the ratio that a particular Liquidated Securities Holder Action bears to all Liquidated Securities Holder Claims.

         (103) "Senior Redeemable Note" means any note issued by WCG pursuant to the Senior Redeemable Notes Indenture.

         (104) "Senior Redeemable Notes Claim" means any Claim that is not a Subordinated Claim and that arises under or in connection with a Senior Redeemable Note or the Senior Redeemable Notes Indenture.

         (105) "Senior Redeemable Notes Indenture" means, collectively, (a) that certain indenture pertaining to those certain 10.70% senior redeemable notes due 2007 and 10.875% senior redeemable notes due 2009 issued, respectively, in the aggregate principal amounts of $500 million and $1.5 billion, dated as of October 6, 1999 (as subsequently amended, restated, modified or otherwise supplemented), between WCG, as Issuer and The Bank of New York, as Trustee; and (b) that certain indenture pertaining to those certain 11.70% senior redeemable notes due 2008 and 11.875% senior redeemable notes due 2010 issued, respectively, in the aggregate principal amounts of $575 million and $425 million, dated as of August 8, 2000 (as subsequently amended, restated, modified or otherwise supplemented), between WCG, as Issuer, and The Bank of New York, as Trustee.

         (106) "Senior Reset Note" means that certain 8.25% senior reset note due 2008 in the original principal amount of $1.5 billion, issued by WCG to WCG Note Trust pursuant to the Senior Reset
                  Note Indenture.

         (107) "Senior Reset Note Claim" means any Claim that arises under or in connection with the Senior Reset Note or the Senior Reset
                  Note Indenture.

         (108) "Senior Reset Note Indenture" means that certain indenture dated as of March 28, 2001 (as subsequently amended, restated, modified or supplemented), between WCG as Issuer and the United States Trust Company of New York as Trustee, pursuant to which WCG issued the Senior Reset Note to WCG Note Trust.

         (109) "Single Holder" means (a) any individual or group of individuals which would, if such individual or group owned 5% or more of stock, be a "5-percent shareholder" of New WCG Common Stock (other than a "public group") pursuant to Treasury Regulations Section 1.382-2T(g) (including indirectly through family members or interests in corporations, partnerships, trusts, or other entities which directly own New WCG Common Stock, pursuant to Treasury Regulations Section 1.382-2T(h)), but treating any options to acquire New WCG Common Stock as exercised only if such exercise would result in treating the individual or group as a "5-percent shareholder" which was not a "qualified creditor" within the meaning of Treasury Regulations Section 1.382-9(d); and (b) any group of Persons who acquired their Claims as a "coordinated group" described in Treasury Regulations Section 1.382-9(d)(3)(ii)(A), provided, however, that TWC and Leucadia shall be excluded from this definition of "Single Holder" for any Claims that they may hold other than Senior Redeemable Notes Claims.

         (110) "Spin-Off" means the tax-free spin-off of WCG from TWC that became effective on April 23, 2001.

         (111) "Subordinated Claim" means any Claim that (a) pursuant to a Final Order of the Bankruptcy Court, is found to be subordinate in priority of payment, whether contractually, equitably, or otherwise, to Allowed Claims in Classes 4, 5, and 6; or (b) is a Claim arising from rescission of the purchase or sale of a Senior Redeemable Note, for damages arising from the purchase or sale of a Senior Redeemable Note, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

         (112) "Trust Agreement" means that certain Amended and Restated Trust Agreement dated as of March 28, 2001, among Wilmington Trust Company, WCL and WCG Note Trust, as amended, restated, modified or otherwise supplemented from time to time.

         (113) "TWC" means The Williams Companies, Inc., a Delaware corporation.

         (114) "TWC Assigned Claims" means Causes of Action that are (a) ADP Claims, (b) Pre-Spin Services Claims, or (c) Senior Reset Note Claims.

         (115) "TWC Continuing Contract" means any contract between any of the TWC Entities and a Debtor or an Affiliate that is listed in the Plan Schedules as either being assumed and assigned under the Plan or as being unaffected by the Plan.

         (116) "TWC Continuing Contract Claims" means the Causes of Action of the TWC Entities against WCG and the Affiliates under the TWC Continuing Contracts, in such amounts, if any, as are set forth in the Plan Schedules.

         (117)    "TWC Contributed Distribution" means the difference between
                  (a) 55% of the New Equity and (b) the proportion that the aggregate amount of all Allowed Claims in Classes 5 and 6 bears to the aggregate amount of all Allowed Claims in Classes 4, 5, and 6 multiplied by the difference between (i) the New Equity and
                  (ii) the Leucadia Investment Distribution.

         (118) "TWC Entities" means TWC, together with all of its direct and indirect subsidiaries and affiliates.

         (119) "TWC Plan Support Agreement" means that certain agreement, dated February 23, 2002, by and between TWC and WCG, pursuant to which, among other things, TWC agreed to support a chapter 11 plan with respect to WCG.

         (120) "TWC Released Parties" means the TWC Entities and each of their respective present and former shareholders, members, partners, directors, managers, officers, employees, agents, attorneys, advisors, and accountants, acting in such capacity.

         (121) "TWC Settlement" has the meaning set forth in Section 3.1 herein.

         (122) "TWC Settlement Agreement" means that certain Settlement Agreement dated as of July 24, 2002 among the Debtors, the Committee, TWC, and Leucadia (including all agreements annexed as Exhibits thereto), which, together with all agreements annexed thereto, shall be filed with the Bankruptcy Court as Plan Documents.

         (123) "TWC Settlement Approval Order" means the order of the Bankruptcy Court, in form and substance reasonably acceptable to the Debtors, the Committee, TWC, and Leucadia, granting the TWC Settlement Motion pursuant to Bankruptcy Rule 9019, and authorizing the Debtors' entry into the TWC Settlement Agreement and approving the transactions, compromises, and settlements set forth therein.

         (124) "TWC Settlement Releasee" means a TWC Released Party or a WCG Indemnitee, in each case as the context requires.

         (125)    "Unsecured Creditor Distribution" means the difference between
                  (a) 55% of the New Equity and (b) the sum of (i) the Lock-Up Consideration Shares and (ii) one half of the percentage of New Equity issued to holders of Liquidated Securities Holder Claims, if any, from the Securities Holder Channeling Fund pursuant to the Securities Holder Channeling Fund Distribution Procedures.

         (126) "TWC Settlement Motion" means the joint motion of the Debtors and the Committee for entry of the TWC Settlement Approval Order.

         (127) "WCG" has the meaning set forth in the introductory paragraph of the Plan.

         (128) "WCG Note Trust" means WCG Note Trust, a statutory business trust established under the laws of the State of Delaware pursuant to the Trust Agreement.

         (129)    "WCG Entities" means the Debtors and the Affiliates.

         (130) "WCG Indemnitee" means each of the present and former directors, managers, officers, employees, agents, attorneys, advisors, and accountants of the WCG Entities, acting in such capacity, excluding Persons who serve or served as officers of SBC, to the extent such Persons possessed conflicts of interest with respect to the WCG Entities while acting as directors of WCG in connection with the Spin-Off, provided, however, that if the SBC Consent shall have been obtained, then such officers of SBC shall be deemed to be WCG Indemnitees.

         (131) "WCL" means Williams Communications, LLC, a Delaware limited liability company.

         (132) "WCL Credit Agreement" means the amended and restated credit agreement, dated as of September 8, 1999, among WCL, WCG, the Lenders, the Administrative Agent, JP Morgan Chase Bank (f/k/a The Chase Manhattan Bank), as Syndication Agent and Salomon Smith Barney, Inc. and Lehman Brothers,

                  Inc. as Joint Lead Arrangers and Joint Bookrunners with respect to the Incremental Facility referred to therein, and Salomon Smith Barney, Inc., Lehman Brothers, Inc. and Merrill Lynch & Co., as Co-Documentation Agents, as amended, amended and restated, supplemented, or otherwise modified from time to time.

         (133) "WCL Credit Documents" means the WCL Credit Agreement, the WCL Security Agreement, and all other documents, instruments, agreements, and liens executed and delivered in connection therewith, as amended, amended and restated, supplemented, or otherwise modified from time to time.

         (134) "WCL Security Agreement" means the security agreement, dated as of April 23, 2001, among WCL, WCG, the Subsidiary Loan Parties (as defined therein), and the Administrative Agent, as amended, amended and restated, supplemented, or otherwise modified from time to time.

         (135) "WHBC" means Williams Headquarters Building Company, a wholly-owned subsidiary of TWC.

         (136) "WTC" means Williams Technology Center, LLC, an indirect wholly-owned subsidiary of WCG.

SECTION 1.2       INTERPRETATION.

         Unless otherwise specified, all section, article, and exhibit references in the Plan are to the respective section in, article of, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan. Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender. In the event of an inconsistency between the Plan and any other document or agreement, the terms and provisions of the Plan shall govern and control. However, to the extent any term or provision of the Plan is determined by the Bankruptcy Court to be ambiguous, the Disclosure Statement may be referred to for purposes of interpreting such ambiguous term or provision.

SECTION 1.3 APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION CONTAINED IN THE BANKRUPTCY CODE.

         A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code and interpretive case law. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

SECTION 1.4       OTHER TERMS.

         The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

SECTION 1.5       PLAN SCHEDULES AND PLAN DOCUMENTS.

         All Plan Schedules and Plan Documents are incorporated into the Plan by this reference and are a part of the Plan as if set forth in full herein.

                                   ARTICLE II

           CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

SECTION 2.1       NO CLASSIFICATION OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX
                  CLAIMS.

         As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims shall not be classified for purposes of voting or receiving distributions under the Plan. All such Claims shall be treated separately as unclassified Claims on the terms set forth herein.

SECTION 2.2       TREATMENT OF ADMINISTRATIVE CLAIMS.

                  (a) Time for Filing Administrative Claims. Except with respect to (i) a Fee Claim, (ii) an Adequate Protection Claim, (iii) a TWC Continuing Contract Claim, (iv) a liability incurred and paid in the ordinary course of business by a Debtor, or (v) an Administrative Claim that has been allowed on or before the Effective Date, within ten (10) days after service of notice of entry of the Confirmation Order, the holder of an Administrative Claim must file with the Bankruptcy Court and serve notice of such Administrative Claim upon counsel to the Debtors, the Administrative Agent, and the Committee. Such notice must include at a minimum (1) the name of the holder of the Claim, (2) the amount of the Claim, and (3) the basis of the Claim. Failure to file this notice timely and properly shall result in the Administrative Claim being forever barred and discharged.

                  (b) Time for Filing Fee Claims. Each Professional Person or other entity that holds or asserts an Administrative Claim that is a Fee Claim incurred before the Effective Date shall be required to file with the Bankruptcy Court, and serve on all parties required to receive notice, a Fee Application within forty-five (45) days after the Effective Date. The failure to file timely the Fee Application shall result in the Fee Claim being forever barred and discharged.

                  (c) Allowance of Administrative Claims. An Administrative Claim with respect to which notice has been properly filed pursuant to
         Section 2.2(a) herein shall become an Allowed Administrative Claim if no objection is filed within thirty (30) days after the deadline for filing and serving a notice of such Administrative Claim specified in
         Section 2.2(a) herein, or such later date as may be approved by the Bankruptcy Court on motion of a Debtor. If an objection is filed within such thirty-day period (or any extension thereof), the Administrative Claim shall become an Allowed Administrative Claim only to the extent allowed by Final Order or as agreed to by a Debtor after consultation with the other Proponents and the Administrative Agent. An Administrative Claim that is a Fee Claim, and with respect to which a Fee Application has been properly filed pursuant to Section 2.2(b) herein, shall become an Allowed Administrative Claim only to the extent allowed by Final Order. An Administrative Claim as to which no notice need be filed as set forth in Section 2.2(a)(iii), (iv) or (v) shall be an Allowed Administrative Claim on the Effective Date.

                  (d) Payment of Allowed Administrative Claims. Each holder of an Allowed Administrative Claim shall receive (i) an amount equal to such holder's Allowed Claim in one Cash payment on the Distribution Date, or (ii) such other treatment as may be agreed upon in writing by such holder and a Debtor after consultation with the Proponents and the Administrative Agent; provided, however, that an Administrative Claim representing a liability incurred in the ordinary course of business of a Debtor may be paid at a Debtor's election in the ordinary course of business by such Debtor. All Allowed Administrative Claims shall be paid by, and shall be the sole responsibility of, the Debtors.

                  (e) Payment of Indenture Trustees.

                           (i) Indenture Trustee Fees. All Allowed Indenture
                  Trustee Fees shall be paid in Cash as an Administrative Claim.

                           (ii) Additional Indenture Trustee Fees. To the extent
                  that the Indenture Trustees provide services of any kind or nature on or following the Effective Date, the Indenture Trustees will receive from the Debtors or New WCG, without the need for application to, or approval of, the Bankruptcy Court, all Indenture Trustee Fees incurred from and after the Effective Date, subject to approval by the Debtors or New WCG and the Administrative Agent.

                  (f) Extinguishment of Adequate Protection Claim. Upon the occurrence of the Effective Date, the Adequate Protection Claim shall be extinguished in consideration for the treatment afforded the Prepetition Secured Guarantee Claims hereunder.

SECTION 2.3       TREATMENT OF PRIORITY TAX CLAIMS.

         Each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of such holder's Allowed Priority Tax Claim, (a) the amount of such holder's Allowed Priority Tax Claim, with simple interest at the rate of 6.00% per annum or such other rate as the Bankruptcy Court may determine at the Confirmation Hearing is appropriate, in equal annual Cash payments, beginning on the Distribution Date and continuing on each anniversary of the Distribution Date, until the sixth anniversary of the date of assessment of such Claim (provided that, after consultation with the other Proponents and the Administrative Agent, New WCG may prepay the balance of any such Allowed Priority Tax Claim at any time without penalty); (ii) a lesser amount in one Cash payment as may be agreed upon in writing by such holder after consultation with the other Proponents and the Administrative Agent; or (iii) such other treatment as may be agreed upon in writing by such holder and the Debtor, after consultation with the other Proponents and the Administrative Agent. The Confirmation Order shall constitute and provide for an injunction by the Bankruptcy Court as of the Effective Date against any holder of a Priority Tax Claim from commencing or continuing any action or proceeding against any responsible person or officer or director of a Debtor or New WCG that otherwise would be liable to such holder for payment of a Priority Tax Claim so long as New WCG is not in default of its obligations with respect to such Claim under this Section.

SECTION 2.4 CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS CLASSIFIED.

         For purposes of organization, voting, distributions, and all confirmation matters, except as otherwise provided herein, all Claims and Equity Interests shall be classified and treated as follows:

                  (a) Class 1: Priority Non-Tax Claims. Each holder of an Allowed Priority Non-Tax Claim shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights of each holder of an Allowed Priority Non-Tax Claim in respect of such Claim shall be fully reinstated and retained as though the Chapter 11 Cases had not been filed. Holders of Allowed Class 1 Claims shall not be entitled to vote on the Plan and, instead, shall be deemed to have accepted the Plan.

                  (b) Class 2: Prepetition Secured Guarantee Claims. On the Effective Date, in full and complete satisfaction of all Allowed Prepetition Secured Guarantee Claims, the Administrative Agent shall receive the New WCG Guarantee and the Restated Guarantee. Any demand under the New WCG Guarantee or the Restated Guarantee shall be made in accordance with, the terms and conditions of the Restated Credit Documents. Notwithstanding any additional security interest that may be granted pursuant to the Restated Credit Documents, the Administrative Agent, for its benefit and the benefit of the Lenders, shall retain any and all security interests in the Assets that were in existence on the Petition Date under the WCL Credit Documents and such security interests shall continue in full force and effect as if the Chapter 11 Cases had not been filed. Class 2 Claims are not impaired under the Plan and holders of Allowed Class 2 Claims shall not be entitled to vote on the Plan and, instead, shall be deemed to have accepted the Plan.

                  (c) Class 3: Other Secured Claims. On the Distribution Date, in full and complete satisfaction of all Other Secured Claims, each holder of an Allowed Other Secured Claim shall, in the Debtors' discretion after consultation with the Administrative Agent, (i) receive deferred Cash payments totaling the Allowed amount of such Claim of a value as of the Effective Date at least equal to the value of such holder's interest in the Collateral securing its Claim, and shall retain the lien securing such Claim and all rights under any instrument evidencing such Claim until paid as provided herein; (ii) receive, pursuant to abandonment by the Debtors, possession of and the right to foreclose its lien; or (iii) be treated in accordance with an agreement between the Debtors and the holder of such Allowed Other Secured Claim, after consultation with the Administrative Agent. Class 3 Claims are impaired by the Plan and holders of Allowed Class 3 Claims shall be entitled to vote to accept or reject the Plan.

                  (d) Class 4: TWC Assigned Claims. On the Effective Date, the TWC Assigned Claims shall be Allowed Claims in the aggregate amount of $2.36 billion, shall have the same priority for all purposes under the Plan as Class 5: Senior Redeemable Notes Claims and Class 6: Other Unsecured Claims, and shall not be subject to defense, offset, reduction, objection, subordination, recharacterization, or any other Cause of Action that would reduce, delay, or impede distributions under the Plan in respect of the TWC

         Assigned Claims. On the Effective Date, in full and complete satisfaction of all holders' TWC Assigned Claims, the TWC Assigned Claims shall be deemed conclusively to have been assigned to the Residual Trust, in exchange for the Leucadia Claims Distribution and the TWC Contributed Distribution; provided, however, that in accordance with the TWC Settlement and as provided in Section 3.2 of the Plan, New WCG shall issue only the Leucadia Claims Distribution and all holders of TWC Assigned Claims shall forever forego, waive, and release any and all other Causes of Action against the WCG Entities and the WCG Indemnitees with respect to the TWC Assigned Claims, including any claim or right to the TWC Contributed Distribution. Class 4 Claims are impaired by the Plan and holders of Class 4 Claims shall be entitled to vote to accept or reject the Plan.

                  (e) Class 5: Senior Redeemable Notes Claims. On the Effective Date, each Senior Redeemable Notes Claim held by an Affiliate on or after the Petition Date shall be disallowed in its entirety. Allowed Senior Redeemable Notes shall have the same priority for all purposes under the Plan as Class 4: TWC Assigned Claims and Class 6: Other Unsecured Claims and, on the Distribution Date, in full and complete satisfaction of all holders' Senior Redeemable Notes Claims, each holder of an Allowed Senior Redeemable Note: (i) shall be deemed conclusively to have assigned its entire Allowed Senior Redeemable Notes Claim, together with any and all rights related thereto, to the Residual Trust in exchange for such holder's Pro Rata Share of the beneficial interests in the Residual Trust and (ii) will receive from the Residual Trust such holder's Pro Rata Share of (A) the Unsecured Creditor Distribution (but limited to 4.99% of outstanding New WCG Common Stock as of the Effective Date to any Single Holder regardless of the Allowed amount of such Single Holder's Claim) and (B) any Available Proceeds. Class 5 Claims are impaired by the Plan and holders of Allowed Class 5 Claims shall be entitled to vote to accept or reject the Plan.

                  (f) Class 6: Other Unsecured Claims. Allowed Other Unsecured Claims shall have the same priority for all purposes under the Plan as Class 4: TWC Assigned Claims and Class 5: Senior Redeemable Notes Chains. On the Distribution Date, in full and complete satisfaction of all holders' Other Unsecured Claims, each holder of an Allowed Other Unsecured Claim: (i) shall be deemed conclusively to have assigned its entire Allowed Unsecured Claim, together with any and all rights related thereto, to the Residual Trust in exchange for such holder's Pro Rata Share of the beneficial interests in the Residual Trust, and
         (ii) shall receive from the Residual Trust such holder's Pro Rata Share of (A) the Unsecured Creditor Distribution (but limited to 4.99% of outstanding New WCG Common Stock as of the Effective Date to any Single Holder regardless of the Allowed amount of such Single Holder's Claim) and (B) any Available Proceeds. Class 6 Claims are impaired by the Plan and holders of Allowed Class 6 Claims shall be entitled to vote to accept or reject the Plan.

                  (g) Class 7: Subordinated Claims. On the Effective Date, each and every Subordinated Claim shall be fully and completely discharged and the holder thereof shall receive no distribution under the Plan on account of such Class 7 Claims. Class 7 Claims are impaired by the Plan and holders of such Claims shall not be entitled to vote on the Plan and, instead, shall be deemed to have rejected the Plan.

                  (h) Class 8: WCG Equity Interests. On the Effective Date, each and every Equity Interest in WCG shall be cancelled and discharged and the holder thereof shall receive no distribution under the Plan on account of such Class 8 WCG Equity Interest. Class 8 Equity Interests are impaired by the Plan and holders of such Equity Interests shall not be entitled to vote on the Plan and, instead, shall be deemed to have rejected the Plan.

                  (i) Class 9: CG Austria Equity Interests. On the Effective Date, each and every Equity Interest in CG Austria shall be reinstated as though the Chapter 11 Cases had not been filed. Class 9 Equity Interests shall be unimpaired by the Plan. WCL, the sole holder of Class 9 Equity Interests, shall not be entitled to vote on the Plan and, instead, shall be deemed to have accepted the Plan.

SECTION 2.5       MAXIMUM DISTRIBUTION.

         Notwithstanding the provisions of Section 2.4(e) and 2.4(f) herein, the maximum aggregate amount of all distributions of New WCG Common Stock under the Plan to a Single Holder shall be 4.99% and under no circumstances shall a Single Holder receive New WCG Common Stock under the Plan in excess of such amount regardless of the Allowed amount or amounts of such Single Holder's Claim or Claims.

SECTION 2.6       LOCK-UP NOTEHOLDER CONSIDERATION

         On the Effective Date, if there has not been a Class 5 Disapproval, then in consideration for each Lock-Up Noteholder's agreement to be bound by the Restructuring Agreement and agreement not to transfer its holdings of Senior Redeemable Notes (except as provided in the Restructuring Agreement), New WCG will issue to each Lock-Up Noteholder its Lock-Up Noteholder Shares; provided, however, to the extent that (a) the Proponents determine that such distribution would unduly jeopardize tax assets of New WCG or (b) the Bankruptcy Court determines that such distribution would cause unfair discrimination among holders of Allowed Claims or otherwise cause the Plan to violate or be inconsistent with the provisions of the Bankruptcy Code, then no distribution of Lock-Up Consideration Shares (or such lesser amount of the Lock-Up Consideration Shares as may be determined by the Bankruptcy Court or the Proponents) shall be made.

SECTION 2.7       SEPARATE CLASSIFICATION OF CLAIMS.

         Although class treatments are set forth in consolidated fashion in the Plan, votes will be tabulated and treatment will be implemented on a Debtor-by-Debtor basis. In addition, although placed in one category for purposes of convenience, each Claim that is determined to be an Other Secured Claim against a Debtor shall be treated as such in a separate Class for purposes of voting and receiving distributions under the Plan.

SECTION 2.8       CLASSIFICATION RULES.

         A Claim is in a particular Class only to the extent that the Claim qualifies within the description of Claims of that Class, and such Claim is in a different Class to the extent that the remainder of the Claim qualifies within the description of a different Class. Pursuant to section 1123(a)(4) of the Bankruptcy Code, all Allowed Claims of a particular Class shall receive the same treatment unless the Holder of a particular Allowed Claim agrees to a less favorable treatment for such Allowed Claim. Except with respect to the Leucadia Claims Distribution, this Plan shall give effect to subordination agreements which are enforceable under applicable nonbankruptcy law, pursuant to section 510(a) of the Bankruptcy Code, except to the extent the beneficiary or beneficiaries thereof agree to less favorable treatment. This Plan shall also give effect to the subordination rules of sections 510(b) and (c) of the Bankruptcy Code. The inclusion of a creditor by name or status in any Class is for purposes of general description only and includes all Persons claiming as beneficial interest holders, assignees, heirs, devisees, transferees, or successors in interest of any kind of the creditor named.

SECTION 2.9       IMPAIRMENT CONTROVERSIES.

         If a controversy arises as to whether any Claim or Equity Interest, or any class of Claims or Class of Equity Interests, is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

SECTION 2.10      CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

         Classes 7 and 8 are classes of Claims or Equity Interests that are deemed to have rejected the Plan. Notwithstanding such rejections (or the rejection by one or more other impaired classes under the Plan), the Proponents intend to seek confirmation of the Plan in accordance with section 1129(b) of the Bankruptcy Code.

SECTION 2.11      TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  (a) Rejection of Executory Contracts and Unexpired Leases. Pursuant to section 365(a) of the Bankruptcy Code, the Plan constitutes a motion to reject, upon the occurrence of the Effective Date, each and every executory contract and unexpired lease (i) that is listed in the Plan Schedules as being rejected pursuant to the Plan, and (ii) except for TWC Continuing Contracts, all contracts and leases to which one or more TWC Entities are the only parties that are neither a Debtor nor an Affiliate. The

         Confirmation Order shall constitute the Bankruptcy Court's approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and findings by the Bankruptcy Court that the requirements of section 365(a) of the Bankruptcy Code have been satisfied with respect to each rejected executory contract or lease, and that each such rejection is in the best interests of the Debtors and their Estates.

                  (b) Assumptions If Not Rejected. The Plan constitutes a motion pursuant to section 365(a) of the Bankruptcy Code by WCG to assume and assign to New WCG, and by CG Austria to assume, each and every executory contract and unexpired lease of such Debtor (including, without limitation, the TWC Continuing Contracts to the extent a Debtor is a party thereto) that has not been rejected or that is not being rejected, either pursuant to the Plan or by separate motion. The Confirmation Order shall constitute the Bankruptcy Court's approval of such assumptions and assignments pursuant to section 365(a) of the Bankruptcy Code and findings by the Bankruptcy Court that the requirements of section 365(b) of the Bankruptcy Code have been satisfied with respect to each assumed and assigned contract and lease, and that each such assumption and assignment is in the best interests of the Debtors and their Estates.

                  (c) Indemnification Obligations. The obligations of a Debtor to indemnify, defend, advance litigation expenses, reimburse, or limit the liability of any person serving on and after the Petition Date as an employee, officer, or director of a Debtor by reason of such person's service in such capacity or as may be otherwise provided in a Debtor's constituent documents, in a written agreement with a Debtor, or in applicable law, each as applicable, shall be treated as executory contracts that are being assumed and assigned to New WCG pursuant to the Plan and section 365(a) of the Bankruptcy Code. Accordingly, such obligations shall be unimpaired by the Plan irrespective of whether such indemnification is owed with respect to an act or event occurring before or after the Petition Date; provided, however, that such assignment shall in no way release or affect any obligation of Old WCG to indemnify, defend, advance litigation expenses, reimburse, or limit the liability of such a person.

                  (d) Cure Payments. Any Claim for amounts owed pursuant to
         section 365(b)(1) of the Bankruptcy Code or as a consequence of a Debtor's assumption or assignment of an executory contract or lease (excluding the TWC Continuing Contracts and claims arising from the assumptions of indemnification obligations pursuant to Section 2.11(c) herein) must be timely filed and served as provided in Section 2.2(a) of the Plan. Any Claim for amounts owed pursuant to section 365(b)(1) of the Bankruptcy Code as a consequence of a Debtor's assumption or assignment of an executory contract or lease (excluding the TWC Continuing Contracts and claims arising from the assumptions of indemnification obligations pursuant to Section 2.11(c) herein) that is not filed and served within such time will be forever barred from assertion and shall not be enforceable against New WCG or its assets, nor against a Debtor, its Estate, its Assets or Old WCG. Unless otherwise ordered by the Bankruptcy Court, all such Claims for amounts owed pursuant to section 365(b)(1) of the Bankruptcy Code as a consequence of a Debtor's assumption or assignment of an executory contract or lease that are timely filed as provided herein shall be treated as Administrative Claims.

                  (e) Claims Arising from Rejection. A Claim arising from the rejection of an executory contract or unexpired lease must be filed with the Bankruptcy Court and served on the Debtors (i) in the case of an order approving such rejection entered prior to the Confirmation Date, in accordance with the such order but in no case more than thirty
         (30) days after the Confirmation Date, (ii) in the case of an executory contract or unexpired lease that is rejected hereunder, no later than thirty (30) days after the Confirmation Date, or (iii) in the case of an order approving such rejection entered after the Confirmation Date, in accordance with such order. Any Claim arising from the rejection of an executory contract or unexpired lease for which a proof of claim is not filed and served within such time will be forever barred from assertion and shall not be enforceable against a Debtor, its Estate or its Assets. Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as Other Unsecured Claims under the Plan.

                                   ARTICLE III

                               THE TWC SETTLEMENT

SECTION 3.1       IMPLEMENTATION OF TWC SETTLEMENT AGREEMENT

         The Confirmation Order shall authorize the consummation and implementation of all of the transactions contemplated by the TWC Settlement Agreement and which comprise the global compromise and settlement embodied therein (the "TWC Settlement"). In connection therewith, as provided in the TWC Settlement Approval Order, on the Effective Date,

                  (a) Except for Causes of Action arising under the TWC Settlement Agreement, the TWC Continuing Contracts, the Plan, or the Plan Documents, each TWC Released Party shall forever waive, release, and discharge any and all Causes of Action against any and all of the WCG Entities and the WCG Indemnitees that are based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Plan Effective Date, and (solely, with respect to the WCG Indemnitees) arising out of or relating in any way to a WCG Indemnitee's relationship with, or transactions involving a WCG Entity;

                  (b) Except for Causes of Action arising under the Settlement Agreement, the TWC Continuing Contracts, the Plan, or the Plan Documents, the Committee, each WCG Entity, and each WCG Indemnitee shall forever waive, release, and discharge any and all Causes of Action against any and all TWC Released Parties that are based in whole or in part on any act, omission, event, condition, or thing in existence or that occurred in whole or in part prior to the Plan Effective Date and arising out of or relating in any way to a WCG Entity or its present or former assets, or a TWC Released Party's relationship with, or transactions involving a WCG Entity or its present or former assets.

SECTION 3.2       TWC CONTRIBUTED DISTRIBUTION.

         On the Effective Date, pursuant to the TWC Settlement Agreement and the Plan, the TWC Contributed Distribution shall be forgone by TWC for the benefit of all holders of Class 5/6 Channeled Actions, and the value thereof shall be deemed to support the Channeling Injunction.

SECTION 3.3       CHANNELING INJUNCTION.

         Pursuant to the TWC Settlement Agreement, the Confirmation Order shall contain an injunction (the "Channeling Injunction") (i) providing that (A) all Class 5/6 Channeled Actions shall be shall be channeled to and fully and completely satisfied as a result of the TWC Contributed Distribution and the other consideration provided by the TWC Entities under the TWC Settlement Agreement; and (B) all Securities Holder Channeled Actions shall be channeled to and fully and completely satisfied from the Securities Holder Channeling Fund; and (ii) enjoining (except as may be required for recovery from officer/director insurance policies of the Company) the holders of Class 5/6 Channeled Actions and Securities Holder Channeled Actions from:

                  (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against a TWC Settlement Releasee or its direct or indirect successor in interest (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice) except as may be set forth in the Securities Holder Channeling Fund Distribution Procedures;

                  (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against a TWC Settlement Releasee or its assets or property, or its direct or indirect successor in interest, or any assets or property of such transferee or successor;

                  (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien against a TWC Settlement Releasee or its assets or property, or its indirect or indirect successors in interest, or any assets or property of such transferee or successor;

                  (d) asserting any set-off, right of subrogation or recoupment of any kind, directly or indirectly against any obligation due a TWC Settlement Releasee or its assets or property, or its direct or indirect successors in interest, or any assets or property of such transferee or successor; and

                  (e) proceeding in any manner that does not conform or comply with the provisions of the Plan (including the Securities Holder Channeling Fund Distribution Procedures), the TWC Settlement Approval Order, or the Settlement Agreement.

                                   ARTICLE IV

                            CONFIRMATION OF THE PLAN

SECTION 4.1       CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN.

         It is a condition to confirmation of the Plan that the Clerk of the Bankruptcy Court shall have entered:

                  (a) the TWC Settlement Approval Order which, among other things, shall:

                           (i) approve in all respects the TWC Settlement
                  Agreement and the compromises and transactions contemplated thereby and contain findings and conclusions in support of the components thereof that are reasonably satisfactory to the Proponents and TWC; and

                           (ii) authorize and approve in all respects (A) the
                  Leucadia Investment Agreement and the transactions contemplated thereby, (B) the Leucadia Claims Purchase Agreement and the transactions contemplated thereby, (C) the Building Purchase Agreement and the transactions contemplated thereby, and (D) the Additional Settlement Transactions;

                  (b) the Confirmation Order which, among other things, shall:

                           (i) authorize the implementation and consummation of
                  all of the compromises and transactions contemplated by the TWC Settlement Agreement, including, without limitation, all of the releases and the Channeling Injunction contemplated thereby;

                           (ii) authorize each Debtor to (A) assume and assign
                  all executory contracts and unexpired leases that such Debtor may seek to assume and assign under the Plan (including any TWC Continuing Contract), and (B) reject all unexpired leases and executory contracts that such Debtor may seek to reject under the Plan; and

                           (iii) contain findings and conclusions in support of
                  confirmation of the Plan that are reasonably satisfactory to the Proponents, TWC, and the Administrative Agent.

SECTION 4.2       CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE.

         It is a condition to the occurrence of the Effective Date that the following shall have occurred on or before October 14, 2002:

                  (a) the Confirmation Order and the TWC Settlement Approval Order shall have been entered and become Final Orders;

                  (b) all necessary and material consents, authorizations, and approvals, including, without limitation, the SBC Authorization, consents and authorizations under the WCL Credit Documents, the

         Restated Credit Documents, and each Plan Document, shall have been given or waived for the transfers and transactions described in the Plan, including, without limitation, the transfers of property and the payments described in the Plan, as applicable;

                  (c) all conditions to the consummation of the transactions contemplated by the Leucadia Investment Agreement, the Leucadia Claims Purchase Agreement, the Building Purchase Agreement, and the Additional Settlement Transactions shall have been satisfied or waived;

                  (d) all components of the TWC Settlement Agreement shall have been consummated;

                  (e) the Restated Credit Documents shall have been executed and delivered by the parties thereto and all conditions therein shall have been satisfied or waived;

                  (f) WCL shall have paid the Extension Payment and the Subsequent Payment (as such terms are defined in the Restructuring Agreement) indefeasibly, in full in Cash; and

                  (g) all material conditions of the Restructuring Agreement with respect to the Lenders shall have been satisfied.

SECTION 4.3       WAIVER OF CONDITIONS.

         (a) The Debtors, with the consent of the Proponents and the Administrative Agent, may waive the conditions to confirmation of the Plan described in Section 4.1(b)(ii), provided, however, that the condition with respect to the assumption and assignment of the TWC Continuing Contracts may only be waived with the consent of TWC.

         (b) The Debtors, with the consent of the Proponents and the Administrative Agent, may waive the conditions to the occurrence of the Effective Date described in Section 4.2(e), 4.2(f), and 4.2(g).

         (c) Except as set forth herein, none of the conditions to confirmation of the Plan or the occurrence of the Effective Date may be waived without the consent of the Proponents, the Administrative Agent, and TWC.

SECTION 4.4       EFFECT OF CONFIRMATION OF THE PLAN

                  (a) Debtors' Authority. Until the Effective Date, the Bankruptcy Court shall retain custody and jurisdiction of the Debtors and their respective Assets and operations. On and after the Effective Date, the Debtors and their respective Assets and operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except for those matters as to which the Bankruptcy Court specifically retains jurisdiction under the Plan or the Confirmation Order; provided, however, that the Cash and New WCG Common Stock to be distributed pursuant to the Plan will remain subject to the jurisdiction and custody of the Bankruptcy Court until they are distributed or become unclaimed property as provided herein.

                  (b) Vesting of Assets. On the Effective Date, title to: (i) 100% of WCG's Causes of Action against and equity interests in WCL shall vest in New WCG, (ii) all Assets of CG Austria shall vest in CG Austria, and (iii) all Residual Assets shall vest in Old WCG, in each case free and clear of all liens, Causes of Action, and interests against, in, or on such Assets except as may be provided in Section 2.4(b) herein or in the Restated Credit Documents.

                  (c) Dissolution of the Committee. On the Effective Date, the Committee shall be dissolved and its members shall be released of all of their duties, responsibilities, and obligations in connection with the Chapter 11 Cases. On the Effective Date, the Residual Trustee shall be substituted for the Committee as party in interest with respect to any pending objections to Claims or other litigation filed by or against the Committee.

                  (d) Discharge of the Debtors. Except for the Residual Claims, or as may be otherwise provided herein, in the Confirmation Order, or in the Restated Credit Documents, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all Causes of Action against a Debtor or its Estate that arose before the Effective Date to the extent permitted by section 1141 of the Bankruptcy Code, including but not limited to all Causes of Action of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (i) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code;
         (ii) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (iii) the holder of a Claim based upon such debt has accepted the Plan. The Confirmation Order, except as provided herein or therein, shall be a judicial determination of discharge of all Causes of Action against a Debtor, such discharge shall void any judgment against a Debtor at any time obtained to the extent it relates to a discharged Cause of Action, and all Persons shall be precluded from asserting against a Debtor, or any of the Assets, any Cause of Action based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder filed a proof of claim. As provided in section 524 of the Bankruptcy Code, entry of the Confirmation Order shall operate as an injunction against the prosecution of any action against a Debtor or its property to the extent it relates to a discharged Cause of Action.

                  (e) Injunction. On the Effective Date, except as otherwise provided herein or in the Confirmation Order, all Persons who have been, are, or may be holders of Claims against or Equity Interests in a Debtor shall be enjoined from taking any of the following actions against or affecting a Debtor, its Estate, or the Assets and property with respect to such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan and appeals, if any, from the Confirmation Order):

                           (i) commencing, conducting, or continuing in any
                  manner, directly or indirectly, any suit, action, or other proceeding of any kind against a Debtor, its Estate, or the Assets, or any direct or indirect successor in interest to a Debtor (including New WCG), or any assets or property of such transferee or successor (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

                           (ii) enforcing, levying, attaching, collecting, or
                  otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against a Debtor, its Estate, or the Assets, or any direct or indirect successor in interest to a Debtor (including New WCG), or any assets or property of such transferee or successor;

                           (iii) creating, perfecting, or otherwise enforcing in
                  any manner, directly or indirectly, any lien against a Debtor, its Estate, or the Assets, or any direct or indirect successor in interest to any of a Debtor (including New WCG), or any assets or property of such transferee or successor other than as contemplated by the Plan;

                           (iv) except as provided herein, asserting any setoff,
                  right of subrogation, or recoupment of any kind, directly or indirectly against any obligation due a Debtor, its Estate, or its Assets, or any direct or indirect successor in interest to a Debtor (including New WCG), or any assets or property of such transferee or successor; and

                           (v) proceeding in any manner in any place whatsoever
                  that does not conform to or comply with the provisions of the Plan or the settlements set forth herein to the extent such settlements have been approved by the Bankruptcy Court in connection with confirmation of the Plan;

         provided, however, that nothing in this Section shall affect the rights of the Administrative Agent or Lenders under the New WCG Guarantee, the Restated Guarantee, the WCL Credit Documents, or the Restated Credit Documents, or the rights of the TWC Entities under the TWC Continuing Contracts or any of the other agreements entered into in connection with the TWC Settlement Agreement.

                  (f) Retention of CG Austria Equity Interests. Upon the occurrence of the Effective Date, all Equity Interests of CG Austria shall be retained by and shall vest in WCL (subject to the Restated Credit Documents) as if the Chapter 11 Cases had not been commenced.

                  (g) Cancellation of Instruments and Agreements. Upon the occurrence of the Effective Date, except as may be assigned to the Residual Trust or as otherwise provided herein, in the WCL Credit Documents, or in the Confirmation Order, all agreements, instruments, indentures, notes, warrants, options, share certificates, or other documents (other than the Restated Credit Documents, the WCL Credit Documents, and any insurance policy of a Debtor) evidencing, giving rise to, or governing any Claim or Equity Interest shall be deemed canceled and annulled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of a Debtor under such agreements, instruments, indentures, notes, warrants, options, share certificates, or other documents shall be discharged; provided, however, that the Senior Reset Note Indenture and the Senior Redeemable Notes Indenture shall continue in effect solely for the purposes of (a) allowing the holders of the Senior Reset Note Claims and Senior Redeemable Notes Claims to receive their distributions hereunder, (b) allowing the Indenture Trustees to make the distributions to be made on account of the Senior Reset Notes and Senior Redeemable Notes, and (c) permitting the Indenture Trustees to recover the Indenture Trustee Fees in accordance with Section 2.2(e) of this Plan and, if necessary for any reason, in the sole determination of the Indenture Trustees, to assert their Indenture Trustee Charging Lien against such distributions for payment of the Indenture Trustee Fees.

                  (h) Disallowance of Affiliate Senior Redeemable Notes. Upon the occurrence of the Effective Date, any Senior Redeemable Note that was held by an Affiliate on the Petition Date shall be disallowed in its entirety and the holder of such Note shall not receive any distribution on account of such Senior Redeemable Note.

                  (i) Treatment of Affiliate Claims. Except for Senior Redeemable Notes Claims and as otherwise expressly provided herein or in the Restated Credit Documents, all rights, claims, Causes of Action, obligations, and liabilities between and among each Debtor and its Affiliates shall be reinstated and/or unimpaired on the Effective Date as if the Chapter 11 Cases had not been filed.

                  (j) Exculpation.

                           (i) From and after the Effective Date, neither the
                  Debtors, their Affiliates, the Administrative Agent, the Lenders, the Committee, Leucadia, the TWC Entities, nor any of their respective directors, officers, employees, members, attorneys, consultants, advisors, and agents (acting in such capacity), shall have or incur any liability to any Person for any act taken or omitted to be taken in connection with the Debtors' restructuring, including the formulation, preparation, dissemination, implementation, confirmation or approval of the Restructuring Agreement, the TWC Plan Support Agreement, the TWC Settlement Agreement, the Plan, the Plan Documents, the Disclosure Statement, or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan; provided, however, that the foregoing provisions shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent that act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

                           (ii) From and after the Effective Date, the Indenture
                  Trustees and their agents, attorneys, and advisors shall be exculpated by all Persons and entities, including, without limitation, all holders of Senior Reset Note Claims and Senior Redeemable Notes Claims and other parties in interest, from any and all claims, causes of action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Indenture Trustees by the Senior Reset Note Indenture, the Senior Redeemable Notes Indenture or the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct of the Indenture Trustees. No holder of a Senior Reset Note Claim and Senior Redeemable Notes Claim or other party in interest shall have or pursue any claim or cause of action against the Indenture Trustees and their agents, attorneys and advisors for making distributions in accordance with this Plan or for implementing the provisions of this Plan.

                  (k) Release By Holders. As of the Effective Date, each holder of a Senior Reset Note Claim and Senior Redeemable Notes Claim to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, or then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, or other occurrence taking place on or prior to the Effective Date in any way relating to the Indenture Trustees or their agents, attorneys, and advisors that such entity has, had or may have, against the Indenture Trustees or their agents, attorneys, and advisors, or all Persons or entities claiming through them, and any of their respective present or former directors, officers, employees, agents, representatives, attorneys, accountants, underwriters, investment bankers or financial advisors and any of their respective successors or assigns. This release, waiver and discharge will be in addition to the discharge of claims and termination of interests provided herein and under the Confirmation Order and the Bankruptcy Code.

                  (l) Release By Debtors. As of and on the Effective Date, the Debtors, their Estates, all Persons claiming through them, all Persons or entities who have held, hold or may hold Claims against or allowed interests in the Debtors, and any of their successors, assigns or representatives, shall be deemed to have waived, released and discharged all rights or claims, whether based upon tort, fraud, contract, or otherwise, and whether arising out of the Debtors' restructuring, including the formulation, preparation, dissemination, implementation, confirmation or approval of the Restructuring Agreement, the Plan Support Agreement, the Leucadia Investment Agreement, the Leucadia Claims Agreement, the Building Purchase Agreement, the TWC Settlement, the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan, which they possessed or may possess prior to the Effective Date against the Indenture Trustees, and its present or former directors, officers, employees, agents, representatives, attorneys, accountants, underwriters, investment bankers, or financial advisors, and any of their respective successors or assigns. This release, waiver, and discharge will be in addition to the discharge of Claims and termination of interests provided herein and under the Confirmation Order and the Bankruptcy Code.

                  (m) Lender Releases. As of the Effective Date, the Debtors and their Estates, every holder of a Claim or Equity Interest, and the TWC Entities, forever release, waive and discharge the Released Lender Parties (and the Released Lender Parties forever release, waive and discharge the Proponents and the TWC Settlement Releasees) from all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, liabilities, rights of contribution, and rights of indemnification, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or in part on any act, omission, transaction, or other occurrence taking place on, or prior to, the Effective Date in any way relating to the Debtors and their business affairs (including, without limitation, any extensions of credit or other financial services or accommodations made or not made to the Debtors prior to the Effective Date), the Chapter 11 Cases, the Plan, the WCL Credit Agreement, the WCL Credit Documents, and the Restructuring Agreement. The Confirmation Order shall specifically provide for the foregoing releases and shall enjoin the prosecution of any such released claim, causes of action, or liability.

                  (n) Limited Release of Directors, Officers, and Employees. As of the Effective Date, each of the Debtors shall be deemed to have waived and released its present and former directors, officers, employees, members, attorneys, consultants, advisors, and agents (acting in such capacity) who were directors, officers, employees, members, attorneys, consultants, advisors or agents, respectively, at any time during the Chapter 11 Cases from any and all Causes of Action of the Debtors, including without limitation, Causes of Action which a Debtor as a debtor in possession otherwise has legal power to assert, compromise, or settle in connection with the Chapter 11 Cases, arising on or prior to the Effective Date;

         provided, however, that the foregoing provisions shall not operate as a waiver or release of (i) amounts due under any loan, advance or similar payment by a Debtor to any such person, (ii) contractual obligations owed by such person to a Debtor, (iii) Causes of Action relating to such person's actions or omissions determined in a Final Order to have constituted gross negligence or willful misconduct.

                  (o) Receipt of New Equity. The New Equity being issued under the Plan shall be distributed to and received by holders of Allowed Claims in Classes 4, 5, and 6 free and clear of any liens, encumbrances, or Causes of Action relating in any way to WCG or Old WCG.


                                    ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

SECTION 5.1       CORPORATE EXISTENCE.

         On the Effective Date: (a) New WCG shall be incorporated and shall exist thereafter as a separate corporate entity, with all corporate powers in accordance with the laws of the State of Nevada, the New Charter, and the New Bylaws, (b) the Residual Trust shall be settled and exist as a grantor trust under the laws of the State of Delaware and pursuant to the Declaration of Trust, (c) CG Austria shall continue to exist as a separate corporate entity, with all corporate powers in accordance with the laws of the State of Delaware and pursuant to its existing certificate of incorporation and bylaws, and (d) Old WCG shall continue to exist as a separate corporate entity, with corporate powers, in accordance with the laws of the State of Delaware and pursuant to its certificate of incorporation and bylaws, each of which shall be amended and restated to limit Old WCG's activity to the liquidation of its Residual Assets and the winding-up of its affairs.

SECTION 5.2       GOVERNANCE.

                  (a) Selection of Directors and Officers of New WCG

                           (i) Immediately following the Effective Date, the
                  initial board of directors of New WCG shall be composed of nine individuals, consisting of the Chief Executive Officer of WCG, at least one director of WCG to be selected by WCG's board of directors (the "WCG Independent Director"), two individuals to be selected by Leucadia, and five individuals to be selected by the Committee after consultation with the New Investor (the "Committee Independent Directors").

                           (ii) In selecting the five Committee Independent
                  Directors, at least 30 days prior to the Effective Date, the Committee shall provide to Leucadia a list of at least five and no more than 10 individuals who are qualified to serve as the Committee Independent Directors. Such individuals shall not be partners, members, officers, directors, controlling shareholders or employees of any holder of Allowed Claims in Class 5. Within 10 days of receipt of such list, Leucadia shall advise WCG and the Committee in writing which individuals on such list shall serve as the five Committee Independent Directors. If, however, the list provided by the Committee to Leucadia contains less than 10 individuals and if Leucadia provides written notice to the Committee within 10 days of receipt of the list that it does not find at least 5 individuals on the list acceptable to serve as Committee Independent Directors, then the Committee shall notify Leucadia in writing of the name of at least one additional individual to serve as a Committee Independent Director, which Leucadia shall be permitted to accept or reject in writing. If Leucadia determines such additional individual is not acceptable, and provides written notice of same to the Committee within 10 days of receipt of the notice of the proposal of such additional individual, then the Committee shall again notify Leucadia in writing of the name of at least one additional individual to serve as a Committee Independent Director, which Leucadia can decide to accept or reject within 10 days of receipt of the notice of the proposal of such additional individual. Notwithstanding the foregoing, at no time shall the Committee be required to provide to Leucadia a list of more than 10 proposed Committee Independent Directors, and at no time shall Leucadia be permitted to reject more than five proposed Committee Independent Directors.

                           (iii) The WCG Independent Director and the Committee
                  Independent Directors must (A) be independent of New WCG within the meaning of the rules of the New York Stock Exchange or, if New WCG is listed or traded on another stock exchange, the stock exchange on which New WCG's securities are listed or traded, and the applicable rules of the SEC; (B) be independent of Leucadia; and (C) not be an officer or employee of New WCG or any of its affiliates.

                           (iv) An individual is not independent of Leucadia if
                  he or she (A) is not "independent" of Leucadia within the meaning of the rules of the New York Stock Exchange or the SEC; (B) is an affiliate or an officer, director, or employee of Leucadia; (C) is a beneficial owner of more than 10% of the voting power of Leucadia; (D) has any relationship with Leucadia that would typically be required to be disclosed in a Leucadia proxy statement; or (E) is designated by Leucadia for election to the Board of Directors of New WCG in accordance with the Stockholders Agreement.

                           (v) After the initial Board is selected, the terms
                  and manner of selection of directors of New WCG shall be as provided in the New Bylaws and the New Charter and in accordance with the terms of the Stockholders Agreement.

                  (b) Upon the occurrence of the Effective Date and subject to the provisions of the Plan, the management, control, and operation of:
         (i) New WCG shall become the general responsibility of its board of directors, as constituted herein and pursuant to the New Charter and the New Bylaws, (ii) CG Austria shall become the general responsibility of its board of directors as such is constituted pursuant to CG Austria's existing certificate of incorporation and bylaws and (iii) Old WCG shall become the general responsibility of its board of directors as such is constituted by the Residual Trustee on behalf of the Residual Trust as the sole shareholder of Old WCG and pursuant to Old WCG's amended and restated certificate of incorporation and bylaws.

SECTION 5.3 THE NEW CHARTER; NEW BYLAWS, AMENDED OLD WCG CHARTER AND THE AMENDED OLD WCG BYLAWS.

         Upon the occurrence of the Effective Date, the New Charter and the New Bylaws shall become effective and Old WCG's certificate of incorporation and bylaws shall be amended and restated in substantially the form filed as a Plan Document.

SECTION 5.4       EFFECTUATING DOCUMENTS.

         On or before ten (10) Business Days prior to the deadline for parties to vote to accept or reject the Plan, the Debtors shall file with the Bankruptcy Court substantially final forms of the agreements, instruments, and other documents that have been identified herein as Plan Documents, which agreements, instruments, and documents shall implement and be governed by the Plan. Entry of the Confirmation Order shall authorize the officers of the Debtors and New WCG to execute, enter into, and deliver all documents, instruments, and agreements, including, but not limited to, the Plan Documents, and to take all actions necessary or appropriate to implement the Plan. To the extent the terms of any of the Plan Documents conflict with the terms of the Plan, the Plan shall control.

SECTION 5.5       TRANSACTIONS ON THE EFFECTIVE DATE.

         On the Effective Date, unless otherwise provided by the Confirmation Order, the following shall occur, shall be deemed to have occurred simultaneously, and shall constitute substantial consummation of the Plan:

                  (a) the New Charter and New Bylaws shall be authorized, approved and effective in all respects without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders or directors of Old WCG or New WCG. On the Effective Date or as soon thereafter as is practicable, the New Charter shall be filed with the Secretary of State of the State of Nevada;

                  (b) the Residual Trust shall be established, and the Residual Assets shall automatically vest in Old WCG without further action on the part of Old WCG, the Residual Trustee;

                  (c) the Residual Trustee shall be identified by the Administrative Agent and shall be duly appointed and qualified to serve;

                  (d) the property to be retained by and/or transferred to a Debtor or New WCG shall automatically vest in such Debtor or New WCG without further action on the part of such Debtor or any other Person;

                  (e) Old WCG shall issue the Residual Share to the Residual Trust;

                  (f) all payments, deliveries, and other distributions to be made pursuant to the Plan or the Restated Credit Documents on or as soon as practicable after the Effective Date shall be made or duly provided for;

                  (g) each of the transactions that comprise the TWC Settlement shall occur or be implemented and shall become binding and effective in all respects, including, without limitation; (i) Leucadia shall make the New Investment pursuant to the Leucadia Investment Agreement; (ii) Leucadia shall purchase the TWC Assigned Claims pursuant to the Leucadia Claims Purchase Agreement; (iii) Leucadia shall receive the Leucadia Claims Distribution and the Leucadia Investment Distribution;
         (iv) TWC shall contribute the TWC Contributed Distribution for the benefit of holders of Class 5/6 Channeled Actions; (v) WHBC shall sell the Building Purchase Assets to WTC pursuant to the Building Purchase Agreement; (vi) all of the Additional Settlement Transactions shall be consummated; and (vii) all of the releases contemplated by the TWC Settlement shall become binding and effective.

                                   ARTICLE VI

                     PROVISIONS GOVERNING DISTRIBUTIONS AND
                   FOR RESOLVING AND TREATING CONTESTED CLAIMS

SECTION 6.1       POWERS AND DUTIES OF THE DISBURSING AGENT.

         Pursuant to the terms and provisions of the Plan, the Disbursing Agent shall be empowered and directed to (a) take all steps and execute all instruments and documents necessary to make distributions on account of Allowed Claims; (b) make distributions contemplated by the Plan; (c) comply with the Plan and the obligations thereunder; (d) employ, retain, or replace professionals to represent it with respect to its responsibilities; (e) object to Claims as specified herein, and prosecute such objections; (f) make annual and other periodic reports regarding the status of distributions under the Plan to the holders of Allowed Claims (such reports to be made available upon request to the holders of any Contested Claim); and (g) exercise such other powers as may be vested in the Disbursing Agent pursuant to an order of the Bankruptcy Court or the Plan.

SECTION 6.2       DISBURSING AGENT/RESIDUAL TRUSTEE.

         The Disbursing Agent shall make or direct all distributions required under this Plan, except for distributions that are explicitly to be made by the Residual Trustee.

SECTION 6.3       MEANS OF CASH PAYMENT.

         Subject to the provisions of the Plan, the WCL Credit Documents, and the Restated Credit Documents, Cash payments made pursuant to the Plan shall be by check drawn on a domestic bank, or by wire transfer from a domestic bank, except that payments made to foreign creditors holding Allowed Claims or to foreign governmental units holding Allowed Priority Tax Claims shall be in such funds and by such means as are customary or as may be necessary in a particular foreign jurisdiction.

SECTION 6.4       DELIVERY OF DISTRIBUTIONS.

         Subject to Bankruptcy Rule 9010, distributions and deliveries to holders of Allowed Claims shall be made at the address of each such holder (a) as set forth on the proof of Claim filed by such holder, or (b) at the last known address of such holder if the Disbursing Agent or the Residual Trustee (as applicable) have been notified of a change of address, except as otherwise provided herein. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent or the Residual Trustee (as applicable) receives notification of such holder's then-current address, at which time any missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions shall be returned to the Disbursing Agent or the Residual Trustee (as applicable) until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the first anniversary of the Distribution Date. After such date, all unclaimed property shall revert to New WCG.

SECTION 6.5       SURRENDER OF NOTES, INSTRUMENTS, AND SECURITIES.

         Subject to the provisions of the Plan, the Confirmation Order, or the Restated Credit Documents, as a condition to receiving distributions provided for by the Plan, each holder of a promissory note or other instrument evidencing a Claim (other than the holder of a Senior Redeemable Notes Claim) shall surrender such promissory note or instrument to the Disbursing Agent (or, if applicable, the Residual Trustee) within sixty (60) days of the Effective Date. All promissory notes and other instruments surrendered pursuant to the preceding sentence shall be marked "Compromised and Settled Only as Provided in the Plan." Except as set forth above or unless waived by the Disbursing Agent or the Residual Trustee (as applicable), any Person seeking the benefits of being a holder of an Allowed Claim evidenced by a promissory note or other instrument (other than the holder of a Senior Redeemable Notes Claim), that fails to surrender such promissory note or other instrument must (a) establish the unavailability of such promissory note or other instrument to the reasonable satisfaction of the Disbursing Agent or the Residual Trustee (as applicable), and (b) provide an indemnity bond in form and amount acceptable to the Disbursing Agent (or, if applicable, the Residual Trustee) holding harmless the Debtors and the Disbursing Agent (or, if applicable, the Residual Trustee) from any damages, liabilities, or costs incurred a result of treating such Person as a holder of an Allowed Claim. Thereafter, such Person shall be treated as the holder of an Allowed Claim for all purposes under the Plan. Notwithstanding the foregoing, any holder of a promissory note, share certificate, or other instrument evidencing a Claim (other than a holder of a Senior Redeemable Notes Claim) that fails within one year of the Effective Date to surrender to the Debtors (or, if applicable, the Residual Trustee) such note or other instrument or, alternatively, fails to satisfy the requirements of the second sentence of this paragraph shall be deemed to have forfeited all rights and Claims against the Debtors and shall not be entitled to receive any distribution under the Plan.

SECTION 6.6 EXPENSES INCURRED ON OR AFTER THE EFFECTIVE DATE AND CLAIMS OF THE DISBURSING AGENT AND THE RESIDUAL TRUSTEE.

         Subject to approval by the Lenders for the use of any of the Lenders' cash collateral, the amount of any expenses incurred by the Disbursing Agent or the Residual Trustee on or after the Effective Date (including, but not limited to, taxes) and any compensation and expenses (including any post-confirmation fees, costs, expenses, or taxes) to be paid to or by the Disbursing Agent or the Residual Trustee shall be borne by New WCG and the Residual Trust, respectively. Reasonable professional fees and expenses incurred by the Disbursing Agent or the Residual Trustee after the Effective Date in connection with the effectuation of the Plan shall be paid by each in the ordinary course of business.

SECTION 6.7       TIME BAR TO CASH PAYMENTS.

         Checks issued by the Disbursing Agent or the Residual Trustee in respect of Allowed Claims shall be null and void if not negotiated within one hundred eighty (180) days after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Disbursing Agent or, if applicable, the Residual Trustee, by the holder of the Allowed Claim to whom such check originally was issued. Any claim with respect to such a voided check shall be made on or before the later of (a) the first anniversary of the Distribution Date or (b) one hundred eighty (180) days after the date of issuance of such check. After such date, all claims in respect of void checks shall be discharged and forever barred.

SECTION 6.8       EXCULPATION OF THE DISBURSING AGENT.

         Subject to the provisions of this Section, each of the Disbursing Agent and the Residual Trustee, in its capacity as such, together with its officers, directors, employees, agents, and representatives (acting in that capacity), are hereby exculpated by all Persons, holders of Claims and Equity Interests, and parties in interest, from any and all causes of action, and other assertions of liability (including breach of fiduciary duty) arising out of the discharge of the powers and duties conferred upon the Disbursing Agent or the Residual Trustee, as the case may be, by the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in the furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Disbursing Agent's or Residual Trustee's gross negligence or willful misconduct. No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any claim or Cause of Action (a) against either the Disbursing Agent or the Residual Trustee, in its capacity as such, or its officers, directors, employees, agents, and representatives (acting in that capacity) for making payments in accordance with the Plan, or for liquidating assets to make payments under the Plan, or (b) against any holder of a Claim or an Equity Interest for receiving or retaining payments or transfers of assets as provided for by the Plan. Nothing contained in this Section shall preclude or impair any holder of an Allowed Claim from bringing an action in the Bankruptcy Court to compel the making of distributions contemplated by the Plan on account of such Claim against a Debtor or New WCG.

SECTION 6.9       NO DISTRIBUTIONS PENDING ALLOWANCE.

         Notwithstanding any other provision of the Plan, no payment or distribution shall be made with respect to any Claim to the extent it is a Contested Claim unless and until it becomes an Allowed Claim. Any distributions and deliveries to be made under the Plan on account of an Allowed Claim shall be made on the Distribution Date with respect to such Allowed Claim, as otherwise provided for herein, or as may be ordered by the Bankruptcy Court and shall be made in accordance with the provision of the Plan governing the class of Claims to which such Allowed Claim belongs.

SECTION 6.10      OBJECTION DEADLINE.

         As soon as practicable, but in no event later than sixty (60) days after the Effective Date (subject to being extended by the Bankruptcy Court upon motion of a Debtor with notice and a hearing), objections to Claims shall be filed with the Bankruptcy Court and served upon the holder of each of the Claims to which objections are made; provided, however, that no objection may be filed with respect to any Claim that is Allowed on or before the Effective Date.

SECTION 6.11      PROSECUTION OF OBJECTIONS.

         Upon occurrence of the Effective Date, only the Disbursing Agent and the Residual Trustee shall have authority to file, litigate, settle, or withdraw objections to Claims.

SECTION 6.12      ESTIMATION OF CLAIMS.

         The Disbursing Agent or the Residual Trustee may, at any time and from time to time, request that the Bankruptcy Court estimate any Contested Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Disbursing Agent, the Residual Trustee, or the Committee (as applicable) previously objected to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contested Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Disbursing Agent, the Residual Trustee, or the Committee may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

SECTION 6.13      INDENTURE TRUSTEES AS CLAIM HOLDER.

         Consistent with Bankruptcy Rule 3003(c), the Debtors shall recognize proofs of claim filed by the Indenture Trustees with respect to the Senior Reset Note Claims and Senior Redeemable Notes Claims. Accordingly, any Claim, proof of which is filed by the registered or beneficial holder of a Claim, may be disallowed as duplicative of the Claim of the Indenture Trustees, without need for any further action or Bankruptcy Court order.

                                   ARTICLE VII

                            RETENTION OF JURISDICTION

SECTION 7.1       SCOPE OF JURISDICTION.

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date so long as is legally permissible, including, but not limited to, jurisdiction to:

                  (a) Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

                  (b) Grant or deny any applications for allowance and payment of any Fee Claim for periods ending on or before the Effective Date;

                  (c) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

                  (d) Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan, including ruling on any motion or other pleading filed pursuant to the Plan;

                  (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor, the Disbursing Agent, or the Residual Trust that may be pending on or commenced after the Effective Date;

                  (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement, or to correct any defect, cure any omission, or reconcile any inconsistency therein;

                  (g) Resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of the Plan, the TWC Settlement, the Declaration of Trust, the liquidation of the Residual Assets, the distribution of Available Proceeds, if any, and the winding-up of Old WCG or any Person's obligations incurred in connection therewith, or any other agreements governing, instruments evidencing, or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies, or obligations under any of the foregoing;

                  (h) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan, including, without limitation, to enforce the TWC Settlement and the Channeling Injunction, except as otherwise provided herein;

                  (i) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

                  (j) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, the TWC Settlement, the Channeling Injunction, the liquidation of the Residual Assets, the distribution of Available Proceeds, if any, and the winding-up of Old WCG, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the TWC Settlement including without limitation the Declaration of Trust;

                  (k) Enter a Final Decree as contemplated by Bankruptcy Rule 3022; and

                  (l) Effectuate payment of the Indenture Trustee Fees as contemplated by Section 2.2(e) of this Plan.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

SECTION 8.1       PAYMENT OF STATUTORY FEES.

         All fees payable pursuant to section 1930 of title 28 of the United States Code that come due prior to the Effective Date, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date. After the Effective Date, and until the Chapter 11 Cases are closed, converted, or dismissed, the Disbursing Agent shall pay fees pursuant to section 1930 of title 28 of the United States Code as they become due.

SECTION 8.2       NO INTEREST OR ATTORNEYS' FEES.

         Subject to the provisions of the Plan, the Cash Collateral Order, the WCL Credit Documents, the Restated Credit Documents, or as allowed by the Bankruptcy Court, no interest, penalty, or late charge arising after the Petition Date, and no award or reimbursement of attorneys fees or related expenses or disbursements, shall be allowed on, or in connection with, any Claim.

SECTION 8.3       MODIFICATIONS TO THE PLAN.

         (a) The Debtors reserve the right, with the consent of each of the other Proponents, TWC, and the Administrative Agent (which consent may not be unreasonably withheld), to amend or modify the Plan at any time prior to the entry of the Confirmation Order in accordance with the Bankruptcy Code and Bankruptcy Rules.

         (b) After the entry of the Confirmation Order, the Debtors may, with the consent of each of the other Proponents, TWC, and the Administrative Agent (which consent shall not be unreasonably withheld) amend or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, in accordance with the provisions of the Bankruptcy Code and Bankruptcy Rules.

         (c) A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.

SECTION 8.4       REVOCATION OF PLAN.

         The Debtors reserve the right in the good faith exercise of their fiduciary duties to revoke and withdraw the Plan prior to the occurrence of the Effective Date in accordance with Section 1127 of the Bankruptcy Code. If the Debtors revoke or withdraw the Plan, or if the Effective Date does not occur, then the Plan and all settlements set forth in the Plan (including the TWC Settlement) shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against a Debtor or any other Person or to prejudice in any manner the rights of a Debtor or any Person in any proceedings involving a Debtor.

SECTION 8.5       EXEMPTION FROM TRANSFER TAXES.

         Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, those contemplated by the TWC Settlement Agreement, the Restated Credit Documents, or any agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate, transfer, mortgage recording, use, or other similar tax.

SECTION 8.6       SETOFF RIGHTS.

         Subject to the provisions of section 553 of the Bankruptcy Code, in the event that a Debtor has a Cause of Action of any nature whatsoever against the holder of a Claim, such Debtor may, but is not required to, setoff against the Claim (and any payments or other distributions to be made in respect of such Claim hereunder) a Debtor's Cause of Action against the holder. Neither the failure to set off nor the allowance of any Claim under the Plan shall constitute a waiver or release by a Debtor of any Cause of Action that a Debtor has against the holder of a Claim.

SECTION 8.7       COMPLIANCE WITH TAX REQUIREMENTS.

         In connection with the Plan, the Debtors, the Disbursing Agent, and the Residual Trustee shall comply with all withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities and all distributions hereunder shall be subject to such withholding and reporting requirements.

SECTION 8.8       RECOGNITION OF GUARANTY RIGHTS.

         The classification of and manner of satisfying all Claims under the Plan take into consideration (a) the existence of guaranties by a Debtor of obligations of other Persons, and (b) the fact that a Debtor may be a joint obligor with other Persons with respect to an obligation. Subject to the provisions of the Confirmation Order, the New WCG Guarantee, or the Restated Credit Documents, all Claims against a Debtor based upon any such guaranties or joint obligations shall be discharged to the extent and in the manner provided in the Plan; provided, however, that no creditor shall be entitled to receive more than one recovery with respect to any of its Allowed Claims.

SECTION 8.9       COMPLIANCE WITH ALL APPLICABLE LAWS.

         If notified by any governmental authority that it is in violation of any applicable law, rule, regulation, or order of such governmental authority relating to its businesses, the Debtors shall take whatever action as may be required to comply with such law, rule, regulation, or order; provided, however, that nothing contained herein shall require such compliance if the legality or applicability of any such requirement is being contested in good faith and, if appropriate, an adequate reserve for such requirement has been set aside.

SECTION 8.10      BINDING EFFECT.

         The Plan shall be binding upon and inure to the benefit of the Debtors, the WCG Entities, the WCG Indemnitees, the TWC Entities, the holders of all Claims and Equity Interests, Class 5/6 Channeled Actions, and Securities Holder Channeled Actions, and their respective successors and assigns.

SECTION 8.11      NOTICES.

         Whenever service is required in the Plan, such service shall be made so as to be received by 5:00 p.m. Eastern Time on or before the date required.



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

SECTION 8.12      GOVERNING LAW.

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan or the Chapter 11 Cases, including the Plan Documents, except as may otherwise be provided in such agreements, documents, instruments, and Plan Documents.

SECTION 8.13      SEVERABILITY.

         If the Bankruptcy Court determines that any provision of the Plan would be unenforceable or would prevent the Plan from being confirmed, either on its face or as applied to any Claim or Equity Interest or transaction, the Debtors, with the consent of TWC, the Proponents, and the Administrative Agent, may modify the Plan so that such provision shall not be applicable to the holder of any Claim or Equity Interest or in such manner as will allow the Plan to be confirmed. Such a determination by the Bankruptcy Court and modification by the Debtors shall not (a) limit or affect the enforceability and operative effect of any other provision of the Plan, or (b) require the resolicitation of any acceptance or rejection of the Plan.

  Dated: July 26, 2002


                            [Signature Page Follows]

                                       WILLIAMS COMMUNICATIONS GROUP, INC.



                                       /s/ Howard E. Janzen
                                       -----------------------------------------
                                       By: Howard E. Janzen
                                          --------------------------------------
                                       Its: President & CEO
                                           -------------------------------------



                                       CG AUSTRIA, INC.



                                       /s/ Howard E. Janzen
                                       -----------------------------------------
                                       By: Howard E. Janzen
                                          --------------------------------------
                                       Its: President & CEO
                                           -------------------------------------




                                       THE OFFICIAL COMMITTEE OF UNSECURED
                                       CREDITORS



                                       R2 Investment, LDC; Amalgamated Gadget,
                                       L.P. as Investment Manager; Scepter
                                       Holdings, Inc., General Partner
                                       By: /s/ David R. Gillesspie, CFO
                                          --------------------------------------
                                       Its: Chairperson
                                           -------------------------------------



                                       LEUCADIA NATIONAL CORPORATION



                                       /s/ Barbara L. Lowenthal
                                       -----------------------------------------
                                       By: Barbara L. Lowenthal
                                          --------------------------------------
                                       Its: Vice President
                                           -------------------------------------



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